                                                                    EXHIBIT 4(d)

                                                              AFCC DRAFT 6/23/95



================================================================================






                     ASSOCIATES FIRST CAPITAL CORPORATION

                                     AND

                     FIRST INTERSTATE BANK OF TEXAS, N.A.
                                                        Trustee




                      __________________________________

                                  INDENTURE

                     ___________________________________




                           Dated as of June 15, 1995




================================================================================

                      ASSOCIATES FIRST CAPITA CORPORATION
                             CROSS-REFERENCE SHEET*

         Showing the Location in the Indenture of the Provisions Inserted Pursuant to Sections 310 to 318(a) inclusive of the Trust Indenture Act of 1939.

                 Provision of Trust Indenture Act of 1939                                     Indenture Provision
                 Section 310  (a)(1), (2)  . . . . . . . . . . . . . . . . . . . . .          Section 9.09
                                 (3)   . . . . . . . . . . . . . . . . . . . . . . .          Not applicable
                                 (4)   . . . . . . . . . . . . . . . . . . . . . . .          Not applicable
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 9.08; Section 9.10(b)
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Not applicable
                 Section 311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 9.13(a)
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 9.13(b)
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Not applicable
                 Section 312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .          Sections 7.01, 7.02(a)
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.02(b)
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.02(c)
                 Section 313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.04(a)
                              (b)(1) . . . . . . . . . . . . . . . . . . . . . . . .          Not applicable
                                 (2)   . . . . . . . . . . . . . . . . . . . . . . .          Section 7.04(b)
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.04(a); Section 7.04(b)
                              (d)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.04(d)
                 Section 314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.03
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Not applicable
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 1.03
                              (d)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section Not applicable
                              (e)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 1.03
                              (f)  . . . . . . . . . . . . . . . . . . . . . . . . .          Not applicalbe
                 Section 315  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . .          Section 9.01(a)(1)
                                 (2)   . . . . . . . . . . . . . . . . . . . . . . .          Section 9.01(a)(2)
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 7.04(a)(6); Section 9.02
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 9.01(b)
                              (d)(1) . . . . . . . . . . . . . . . . . . . . . . . .          Section 9.01(a)
                                 (2)   . . . . . . . . . . . . . . . . . . . . . . .          Section 9.01(c)(2)
                                 (3)   . . . . . . . . . . . . . . . . . . . . . . .          Section 9.01(c)(3)
                              (e)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 8.07
                 Section 316  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 8.04; Section 8.06
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 8.04
                              (c)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 10.01
                 Section 317  (a)(1), (2)  . . . . . . . . . . . . . . . . . . . . .          Section 8.02
                              (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 6.02(9), (10)
                 Section 318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .          Section 13.07


________________________
             *This Cross-Reference Sheet is not part of the Indenture.

                               TABLE OF CONTENTS


ARTICLE ONE - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.01.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            -------------------
     1.02.  Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            -------------------
     1.03.  Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            ------------------------------------

ARTICLE TWO - NOTE FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.01.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            ---------------
     2.02.  Form of Certificate of Authentication or Countersignature . . . . . . . . . . . . . . . . . . . . . . . . . 8
            ---------------------------------------------------------
     2.03.  Notes Issuable in the Form of a Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            -------------------------------------------
     2.04.  Book Entry Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            ----------------

ARTICLE THREE - THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.01.  Amount Unlimited; Issuable in Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            ------------------------------------
     3.02.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            -------------
     3.03.  Issuance and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            -------------------
     3.04.  Issuance of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            -----------------
     3.05.  Exchange and Registration of Transfer of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            ----------------------------------------------
     3.06.  Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            ------------------------------------------
     3.07.  Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            ---------------
     3.08.  Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            ----------------------------------------------
     3.09.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            ------------
     3.10.  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            -----------------------

ARTICLE FOUR - REDEMPTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     4.01.  Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            ------------------------
     4.02.  Notice of Redemption; Selection of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            --------------------  ------------------
     4.03.  Payment of Notes Called for Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            --------------------------------------

ARTICLE FIVE - SINKING FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     5.01.  Applicable of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            ---------------------
     5.02.  Satisfaction of Mandatory Sinking Fund Payments With Notes  . . . . . . . . . . . . . . . . . . . . . . .  19
            ----------------------------------------------------------
     5.03.  Redemption of Notes for Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            ------------------------------------

SECTION SIX - CERTAIN COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     6.01.  Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            ----------------
     6.02.  Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            ---------------
     6.03.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            ------

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTSBY THE COMPANY AND THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . .  24
     7.01.  Semi-Annual Lists of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            ----------------------------
     7.02.  Preservation of Information, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            ---------------------------------

     7.03.  Periodic Reports by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            ---------------------------
     7.04.  Trustee's Reports to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            ----------------------------

ARTICLE EIGHT - REMEDIES OF THE TRUSTEE AND HOLDERSON EVENT OR DEFAULT  . . . . . . . . . . . . . . . . . . . . . . .  28
     8.01.  Events of Default; Effect Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            ---------------------------------
     8.02.  Collection of Indebtedness by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            -------------------------------------
     8.03.  Application of Moneys Collected by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
            ------------------------------------------
     8.04.  Limitation on Suits on Indenture; No Limitation on Suits on Notes . . . . . . . . . . . . . . . . . . . .  32
            -----------------------------------------------------------------
     8.05.  Remedies Cumulative; Delay not to Impair Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            -----------------------------------------------
     8.06.  Directions by Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            ------------------------------
     8.07.  Undertakings for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            ----------------------

ARTICLE NINE - CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     9.01.  Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
            -----------------------------------
     9.02.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            ------------------
     9.03.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            -------------------------
     9.04.  Not Responsible for Recitals or Issuance of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            -------------------------------------------------
     9.05.  May Hold Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            --------------
     9.06.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            -------------------
     9.07.  Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            ------------------------------
     9.08.  Disqualification; Conflicting Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            --------------------------------------
     9.09.  Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            ---------------------------------------
     9.10.  Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            -------------------------------------------------
     9.11.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
            --------------------------------------
     9.12.  Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . . . . . . . .  40
            -----------------------------------------------------------
     9.13.  Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
            -------------------------------------------------
     9.14.  Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
            -----------------------------------

ARTICLE TEN - CONCERNING THE HOLDERS OF THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     10.01.  Action by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
             -----------------
     10.02.  Proof of Execution of Instruments by Holders of Securities . . . . . . . . . . . . . . . . . . . . . . .  45
             ----------------------------------------------------------
     10.04.  Revocation of Consents; Future Holders Bound . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             --------------------------------------------

ARTICLE ELEVEN - HOLDER'S MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     11.01.  Purposes of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             --------------------
     11.02.  Call of Meetings by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
             ---------------------------
     11.03.  Call of Meetings by Company or Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
             --------------------------------------
     11.04.  Qualifications for Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
             -------------------------
     11.05.  Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
             -----------
     11.06.  Voting.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
             ------
     11.07.  No Delay of Rights by Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
             -----------------------------

ARTICLE TWELVE - SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     12.01.  Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
             -----------------------

     12.02.  Notice of Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
             --------------------------------
     12.03.  Effect of Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
             --------------------------------
     12.04.  Notation on Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             -----------------
     12.05.  Issuance of Notes by Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             ------------------------------------------

ARTICLE THIRTEEN - SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS  . . . . . . . . . . . . . . . . . . . .  50
     13.01.  Satisfaction and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             --------------------------
     13.02.  Application of Monies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             ---------------------
     13.03.  Repayment of Moneys by Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             ------------------------------------
     13.04.  Unclaimed Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             ---------------

ARTICLE FOURTEEN - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     14.01.  Limitation of Individual Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             ----------------------------------
     14.02.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             ----------
     14.03.  Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             -------------------------
     14.04.  Addresses for Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             ---------------------
     14.05.  Cross Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             ---------------
     14.06.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             ------------
     14.07.  Headings Note to Affect Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             ------------------------------------
     14.08.  Trust Indenture Act to Govern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             -----------------------------
     14.09.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             --------------
     14.10.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             --------------

         THIS INDENTURE, dated as of June 15, 1995, between Associates First Capital Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), and ________ ____________________________________________, a ______________________
____________________ banking association duly incorporated and existing under the laws of ___________________________________________ and authorized to accept and execute trusts (hereinafter sometimes called the "Trustee"),

                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its promissory notes or other evidences of indebtedness to be issued in one or more series (herein called the "Notes"), as in this Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to the authority granted in one or more resolutions of the Board of Directors.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of the series thereof, as follows:

                           ARTICLE ONE - DEFINITIONS

         Section 1.01.  Certain Definitions.  The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this
Section 1.01 (such definitions to be applicable to both the singular and the
plural form of the terms defined).   All other terms used in this Indenture
which are defined in the Trust Indenture Act, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in such Securities Act as in force at the date of the original execution of this Indenture.

Affiliate:

         "Affiliate" of the Company or any other obligor on the Notes shall mean any person or corporation directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such obligor on the Notes.

Authenticating Agent:

         "Authenticating Agent" shall mean any authenticating agent appointed by the Trustee pursuant to Section 9.14.

Authorized Newspaper:

         "Authorized Newspaper" shall mean a newspaper printed in the English language and customarily published and of general circulation in the City of Dallas, Texas, at least once on each day, other than holidays, Saturdays and Sundays, in each calendar week.

Board of Directors:

         "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that board.

Board Resolution:

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Book Entry Note:

         "Book Entry Note".  See Section 2.01.

Business Day:

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York,, are authorized or are obligated by law or executive order to close.

Company:

         "Company" shall mean Associates First Capital Corporation, a Delaware corporation, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

Company Order and Company Request:

         "Company Order" and "Company Request" shall mean a written order or written request, respectively, signed in the name of the Company, by its Chairman or a Vice Chairman of the Board, President or a Vice President, and by its Treasurer, Comptroller, an Assistant Comptroller, Secretary or an Assistant Secretary, and delivered to the Trustee.

Corporate Trust Office:

         "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

Depository:

         "Depository" shall mean with respect to Notes of any series for which the Company shall determine that any portion of such Notes will or may be represented by a Global Note, such banking institution, trust company, securities clearing corporation or other entity, or any successor or assign which, may be designated by the Company pursuant to either Section 2.03 or 3.01 for each such series.

Event of Default:

         "Event of Default".  See Section 8.01.

Global Note:

         "Global Note" shall mean, with respect to any series of Notes, a certificated Note executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a Company Order, which (i) shall be registered in the name of the Depository or its nominee and (ii) shall represent, and shall be denominated in an amount equal to all or a portion of the aggregate principal amount, of the Outstanding Notes of such series.

Holder:

         "Holder" shall mean a Person in whose name a Note is registered on the books of the Company kept for that purpose in accordance with the terms of the Indenture.

Indenture:

         "Indenture" shall mean this instrument as originally executed, or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of particular series of Notes established as contemplated hereunder.

Instruction:

         "Instruction" shall mean any written direction, in form acceptable to the Company, by a Holder of a Book Entry Note to the Company or Trustee regarding the Book Entry Note so held.

Interest:

         The term "interest" when used with respect to non-interest bearing Notes, means interest payable after Maturity.

Interest Payment Date:

         "Interest Payment Date" shall mean the Stated Maturity of an installment of interest on the Notes of any series.

Maturity:

         "Maturity" when used with respect of any Note, shall mean the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

Note:

         "Note" or "Notes".  See Recitals of the Company.

Noteholder:

         "Noteholder", "Holders of Notes" or other similar term, shall mean any person who shall at the time be the Holder of any Note.

Note Register and Note Registrar:

         "Note Register" and "Note Registrar". See Section 3.05.

Officers' Certificate:

         "Officers' Certificate" shall mean a certificate signed by the Chairman or a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

Opinion of Counsel:

         "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel satisfactory to the Trustee.

Original Issue Discount Note:

         "Original Issue Discount Note" shall mean any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 8.01.

Outstanding:

         "Outstanding", when used with reference to Notes, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture and all Notes issued in book entry form, except

                 (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and Book Entry Notes for which notice has been delivered to the Trustee that such Notes have been paid or exchanged for certificated Notes;

                 (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company or any other obligor on the Notes) or shall have been set aside and segregated in trust by the Company or any other obligor on the Notes (if the Company or any other obligor on the Notes shall act as its own Paying Agent), provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Four provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                 (c) Notes in lieu of and in substitution for which other Notes shall have been authenticated and delivered pursuant to Section
         3.06 other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's rights so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Note that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.01.

Overdue Rate:

         "Overdue Rate" with respect to any series of Notes shall mean the rate designated as such in the resolution of the Board of Directors or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 3.01. Paying Agent:

Paying Agent:

         "Paying Agent" shall mean any person authorized by the Company to pay the principal of, or premium or interest on, any Notes on behalf of the Company.

Person:

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Predecessor Note:

         "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

Redemption Date:

         "Redemption Date" when used with respect to any Note to be redeemed shall mean the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price:

         "Redemption Price" when used with respect to any Note to be redeemed shall mean the price at which it is to be redeemed pursuant to this Indenture.

Responsible Officer:

         "Responsible Officer" when used with respect to the Trustee shall mean the chairman of the board of directors, a vice chairman of the board of directors, the chairman of the executive committee, the president, any vice president, the secretary, the treasurer, any trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

Stated Maturity:

         "Stated Maturity" when used with respect to any Note shall mean the date specified in such Note as the fixed date on which the principal of, premium, if any, or interest, if any, on such Note is due and payable.

Subsidiary:

         "Subsidiary" shall mean any corporation of which the Company at the time owns or controls, directly and/or through any intervening medium, more than fifty percent (50%) of the outstanding stock having ordinary voting power.

Superior Indebtedness:

         "Superior Indebtedness". See Section 6.02(6).

Trustee:

         "Trustee" shall mean First Interstate Bank of Texas, N.A., and, subject to the provisions of

Article Nine, shall also include its successors and assigns. If there shall be more than one Trustee at any one time, "Trustee" shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Notes with respect to which it is serving as Trustee.

Trust Indenture Act:

         Except as provided in Section 12.01, "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and in force at the date of execution of this Indenture.

         Section 1.02. Other Defined Terms. Certain other terms are defined in Article Nine.

         Section 1.03. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.02(II)) shall include

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                            ARTICLE TWO - NOTE FORMS

         Section 2.01. Forms Generally. The Notes of each series shall be in substantially the form as shall be established by or pursuant to the authority granted in a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes or may be in book entry form which are evidenced by an individual record or entries in the name of the particular Holder established on the Note Register ("Book Entry Notes").

         The definitive certificated Notes of each series may be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Book Entry Notes shall be subject to all of the terms of certificated Notes of the same series except that authentication shall not be required for Book Entry Notes and an authorized officer shall cause such notice or reports to be sent to Holders of Book Entry Notes and to the Trustee as such officer deems necessary or advisable.

         Section 2.02.  Form of Certificate of Authentication or
Countersignature. The Trustee's Certificate of Authentication on certificated Notes shall be in substantially the following form:

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.



                                 FIRST INTERSTATE BANK OF TEXAS, N.A.,

                                         as Trustee



                                 By           Authorized Officer
                                   ------------------------------------------




         The Note Registrar's countersignature on all confirmations of Book Entry Notes shall be in substantially the following form:

                                 [Name of Note Registrar]



                                 By          Attorney-in-fact
                                   ------------------------------------------


         Section 2.03. Notes Issuable in the Form of a Global Note. Pursuant to Section 3.01, the Company may establish that all or part of the aggregate principal amount of a particular series may be issued and represented by a single Global Note issued in registered form without interest coupons up to the aggregate principal amount of such series. The Global Note shall be authenticated by the Trustee as provided in Section 3.03, registered in the name of the Depository or its nominee as provided in Section 3.05 and delivered to the Depository. The Depository may act as agent for owners of beneficial interests in the Global Note. The Global Note shall be a form of certificated Notes and will represent beneficial interests in the principal amount thereof having different interest rates, interest payment terms and maturity dates from time to time.

         Upon request of a beneficial interest holder of the Global Note, or the Company, beneficial interests in the Global Note, may be exchanged, as a whole or in part, for Notes or Book Entry Notes, in exchange for an equal aggregate principal amount of Notes having interest rates, interest payment terms and maturity dates the same as the beneficial interests so exchanged. Such other certificated Notes or Book Entry Notes shall be registered by the Note Registrar in the name or names and aggregate principal amount or amounts and other terms as are provided in appropriate instructions pursuant to Section 3.05.

         No service charge will be made for any registration of transfer or exchange of Notes or beneficial interests of the Global Note, if any, hereunder, except that a Person receiving Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Notes in exchange for an interest in the Global Note in Person at the offices of the Depository and the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         Upon the occurrence of Maturity and payment in full of all Notes issued in such series, the Trustee shall cancel the Global Note and return it to the Company.

         Except as provided above in this Section 2.03 or in Section 3.05, the Global Note of a series may only be transferred, in whole but not in part and in the manner provided in Section 3.05, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository. The Global Note shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.03 of the Indenture, this Global Note may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

         If at any time the Depository for a series of Notes notifies the Company that it is unwilling or unable to continue as Depository for such series and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.03 shall no longer be applicable to the Notes of such series and the Company will execute, and the Trustee will authenticate and deliver, Notes, or the Note Registrar will countersign confirmations and make appropriate entries recording the issuance of Book Entry Notes, of such series in authorized denominations, and in an aggregate principal amount equal to the principal amount of the beneficial interests in such Global Note and having interest rates, interest payment terms and maturity dates the same as such beneficial interests. In addition, the Company may at any time determine that the Notes of any series shall no longer be represented by a Global Note and the provisions of this Section 2.03 shall no longer apply to the Notes of such series. In such event the Company will execute and upon receipt of an Officer's Certificate evidencing such determination by the Company, the Trustee will authenticate and deliver Notes or the Note Registrar will countersign confirmations and make appropriate entries recording the issuance of Book Entry Notes of such series in authorized denominations, and in an aggregate principal amount equal to the principal amount of the beneficial interests in such Global Note and having interest rates, interest payment terms and maturity dates the same as such beneficial interests. Upon the exchange of the Global Note for such Notes in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes issued in exchange for the Global Note pursuant to this paragraph shall be registered in the same name or names and in such authorized denomination or denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Note Registrar, as applicable. The Trustee shall deliver such Notes or the Company shall deliver such confirmations to the Persons in whose names such Notes are so registered.

         Section 2.04. Book Entry Notes. The Company may at its option issue Notes in the form of Book Entry Notes which are not represented by definitive certificates. In such a case, the Company shall cause to be entered in its Note Register (defined hereinbelow) such information relating to the issuance of Book Entry Notes as it shall deem necessary or appropriate, including but not limited to, the issue date, principal amount, Holder, Holder's address and such other information as is specified in Section 3.01 hereinbelow; provided, however, that the terms of a Book Entry Note of any series may not differ from the terms of a Note represented by a definitive certificate of the same series (and may incorporate by reference such terms) except as such terms relate to issuance and delivery, authentication, cancellation, and other provisions as may be stated herein.

                           ARTICLE THREE - THE NOTES

         Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes under this Indenture is unlimited.

         The Notes may be issued in one or more series. There shall be established in or pursuant to the authority granted in a resolution of the Board of Directors or established in one or more indentures supplemental hereto, prior to the issuance of any Notes of any series,

                 (1) the title of the Notes of such series, if any;

                 (2) any limit upon the aggregate principal amount of the Notes of such series under this Indenture (except for Notes issued upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Sections 2.03, Section 2.04, 3.05, 3.06, 3.07, 4.03 or 1.04);

                 (3) the date or dates on which the principal and premium, if any, of the Notes of such series is payable;

                 (4) the rate or rates, or the method of determination thereof, at which the Notes of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

                 (5) the place or places where the principal of, and premium, if any, and interest, if any, if other than as set forth in Section 3.08, on Notes of such series shall be payable;

                 (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of such series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

                 (7) the obligation, if any, of the Company to redeem, purchase or repay Notes of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Notes of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                 (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Notes of such series shall be issuable;

                 (9) if other than the principal amount thereof, the portion of the principal amount of Notes of such series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
         Section 8.01;

                 (10) any Events of Default with respect to the Notes of such series, if not set forth herein;

                 (11) if other than the rate of interest stated in the title of the Notes of such series, the applicable Overdue Rate;

                 (12) in case the Notes of such series do not bear interest, the applicable dates for the purposes of clause (i) of Section 7.01;

                 (13) if the amount of payment of principal of (and premium, if any) or interest on the Notes of the series may be determined with reference to any index, formula or other method based on a coin, currency or currency unit other than that in which the Notes are stated to be payable, the manner in which such amounts shall be determined;

                 (14) whether the Notes of the series may be issuable, in whole or in part, as Book Entry Notes or as a Global Note and in the case of a Global Note, the identity of the Depository for such series, and

                 (15) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

         All Notes of any one series shall be substantially identical except as to denomination interest, interest payment and form and except as may otherwise be provided in or pursuant to the authority granted in such resolution of the Board of Directors or in any such indenture supplemental hereto. Not all Notes of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Notes of such series.

         Section 3.02. Denominations. The Notes of each series shall be issuable in registered form without coupons and, except for any Global Note, in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to the Notes of any series, the Notes of such series, other than a Global Note, shall be issuable in denominations of $1,000 and any integral multiple thereof.

         Section 3.03. Issuance and Dating. At any time and from time to time after the execution and delivery of this Indenture, the Company may issue Notes
of any series established by the Company.   In connection with such Notes, and
accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, prior to the initial issuance of such Notes, and (subject to Section 9.01) shall be fully protected in relying upon:

                 (1) a Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such Resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

                 (2) an executed supplemental indenture, if any, relating thereto;

                 (3) an Officers' Certificate which shall state that all conditions precedent provided for in this Indenture relating to the issuance of such Notes have been complied with, that no Event of Default with respect to any series of Notes has occurred and is continuing and that the issuance of such Notes does not constitute and will not result in (i) any Event of Default or any event or condition, which, upon the giving of notice or the lapse of time or both, would become an Event of Default or (ii) any default under the provisions of any other instrument or agreement by which the Company is bound; and

                 (4)      an Opinion of Counsel which shall state

                          (a)     that the form of such Notes has been
                 established by or pursuant to the authority granted in a resolution of the Board of Directors delivered to the Trustee pursuant to subparagraph (1) above or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

                          (b) that the terms of such Notes have been established by or pursuant to the authority granted in a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 3.01 in conformity with the provisions of this Indenture;

                          (c) that such Notes, when issued by the Company, and in the case of certificated Notes, when authenticated and delivered by the Trustee, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

                          (d) that the Company has the corporate power to issue such Notes, and has duly taken all necessary corporate action with respect to such issuance;

                          (e) that the issuance of such Notes will not contravene the charter or by-laws of the Company of result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company or any of its subsidiaries is bound; and

                          (f) that all laws and requirements in respect of the execution and delivery by the Company of such Notes and the related supplemental indenture, if any, have been complied with and that the issuance of such Notes and in the case of certificated Notes that authentication and delivery of such Notes and the execution and delivery of the related supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture.

         Except as otherwise provided in this Article Three, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, certificated Notes of such series so established to or upon Company Order, without any further action by the Company.

         The Trustee shall have the right to decline to accept the trust with respect to such series and may decline to authenticate and deliver any certificated Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its Board of Directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

         Section 3.04. Issuance of Notes. The certificated Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signatures of the Chairman of the Board, any Vice Chairman, the President or any Vice President and in the case of certificated Notes under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise) and attested to by the Secretary or any Assistant Secretary, the signatures of whom may be manual or facsimile. The issuance of Book Entry Notes shall be confirmed in writing signed in the name and on behalf of the Company by the manual or facsimile signatures of the Chairman of the Board, any Vice-Chairman, the President or any Vice-President. Only such certificated Notes as shall bear thereon one of the certificates of authentication substantially in the form hereinbefore recited, executed by or on behalf of the Trustee by manual signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by or on behalf of the Trustee upon any Note executed by the Company shall be conclusive evidence that the certificated Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

         The information contained in the Note Register as to Book Entry Notes shall be binding on the Company in the absence of manifest error, and must be delivered to the Trustee monthly or as the Trustee may require. Information so delivered to the Trustee relating to Book Entry Notes shall be conclusive evidence of the validly issued and outstanding Book Entry Notes entitled to all benefits of this Indenture during the term of such Notes and of the cancellation of such Notes after such Notes have been exchanged, paid in full (or provision made therefor), redeemed or otherwise surrendered in a manner similar as to that as provided for Notes represented by definitive certificates.

         In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by or on behalf of the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

         Section 3.05. Exchange and Registration of Transfer of Notes. Notes of any series may be exchanged for a like aggregate principal amount of Notes of the same series of other authorized denominations or may be exchanged for a like aggregate principal amount of beneficial interests in a Global Note or may be exchanged for some combination of Notes, in other authorized denominations, and interests in a Global Note, of the same series in the aggregate principal amount of the Notes so exchanged or for a Book Entry Note. However, any transfer or exchange into a beneficial interest in a Global Note or a Book Entry Note shall be subject to such Global Note or Book Entry Note being offered by the Company. Notes to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company as provided in Section 6.02(1), and the Company shall issue and register in exchange therefor the Note or Notes which the Holder making the exchange shall be entitled to receive. In the case of a Book Entry Note, the Note Registrar shall manually countersign and deliver a confirmation of the issuance of the Notes, and in the case of certificated Notes, the Trustee shall authenticate and deliver the Notes so issued and registered.

         The Company shall keep or cause to be kept, at its office at New York, New York, or such other office or offices of the Company or a wholly owned subsidiary of the Company as the Company may from time to time determine, a register for each series of Notes issued hereunder (hereinafter collectively referred to as the "Note Register") which at all reasonable times shall be open for inspection by the Trustee; and in which, subject to such reasonable regulations as it may prescribe, the Company shall, register the issuance of Notes of such series, and in the case of Book Entry Notes shall so indicate and record the appropriate terms and information, and shall register the transfer of Notes of such series as in this Article Three provided and for which the Company shall be "Note Registrar". The Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. Upon due presentment for registration of transfer of any Note of any series at either such office or such agency, the Company shall issue and register in the name of the transferee or transferees a new Note or Notes of the same series for an equal aggregate principal amount and maturing on the same date. In the case of a Book Entry Note, the Note Registrar shall manually countersign and deliver a confirmation of the issuance of the Notes, and in the case of certificated Notes, the Trustee shall authenticate and deliver the Notes so issued and registered.

         Each Note issued upon registration of transfer or exchange of Notes pursuant to Section 3.05 shall be the valid obligation of the Company, evidencing the same indebtedness and entitled to the same benefits under this Indenture as the Note or Notes surrendered upon registration of such transfer or exchange.

         Whenever presentment or surrender is required for the registration of transfer or exchange, redemption or payment of any portion of the Global Note, presentment or surrender shall be effected by delivery of a written instrument acceptable to the Trustee and the Company. The principal amount so transferred or exchanged or to be redeemed or paid will result in a corresponding increase or decrease in the principal amount of the Global Note. Whenever a Note is required to be surrendered or presented for any reason herein, the Holder of a Book Entry Note shall be deemed to so surrender or present the Book Entry Note by surrendering or presenting an Instruction.

         All Notes presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company, the Trustee or the Note Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.07, Section 4.03 or Section 12.04 not involving any transfer.

         The Company shall not be required (a) to issue, exchange or register the transfer of any Notes of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of such series and ending at the close of business on the day of such mailing, or (b) to exchange or register the transfer of any Notes selected, called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed.

         The Company and the Trustee may consider and treat the person in whose name any Note issued hereunder shall be registered as the absolute owner thereof for all purposes whatsoever, and neither the Company nor the Trustee shall be affected by any notice to the contrary. Payment of the principal of or interest on any Note to the Holder thereof or upon his order, shall fully discharge the Company with respect thereto to the extent of the sum so paid.

         Section 3.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any temporary or definitive certificated Note shall become mutilated or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company in the case of a mutilated Note shall, and in the case of a lost, stolen or destroyed Note may in its discretion issue in the manner specified in Section
3.05 for exchanges, a new Note of the same series bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, or if any such Note shall have matured or shall be about to mature, instead of issuing a substituted Note, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Note). In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

         Upon the issuance of any substituted Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

         Every substituted Note issued pursuant to the provisions of this
Section 3.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same series duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         Section 3.07. Temporary Notes. Pending the preparation of definitive Notes of any series the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or typewritten). Temporary Notes shall be issuable in any authorized denomination and substantially in the form of the definitive Notes in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes in lieu of which they are issued. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Notes of such series and thereupon any or all temporary Notes of such series may be surrendered in exchange therefor, at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving any registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series authenticated and delivered hereunder.

         Section 3.08. Payment of Interest; Interest Rights Preserved. The Holder of any Notes at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange subsequent to the record date and prior to such Interest Payment Date. Except as otherwise specified as contemplated by
Section 3.01 for Notes of a particular series, the term "record date" as used in this Section 3.08 with respect to any Interest Payment Date shall mean the close of business on the eighth day preceding such Interest Payment Date whether or not such day shall be a Business Day.

         If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

                 (1) The Company may make payment of any defaulted interest to the Holder at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Company to such Holder not less than 15 days preceding such subsequent record date, such record date to be not less than ten days preceding the date of payment of such defaulted interest.

                 (2) The Company may make payment of any defaulted interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         Section 3.09. Cancellation. All certificated Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any paying agent or any Note Registrar, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may destroy cancelled Notes and deliver a certificate of such destruction to the Company or, at the written request of the Company, shall deliver such cancelled Notes to the Company. If the Company shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. A Book Entry Note for which an Instruction has been properly given by the Holder thereof for the purpose of payment, redemption, exchange, registration of transfer or for credit against any sinking fund shall, if such Instruction has been properly carried out, be marked on the Note Register as having been cancelled, and cancellation thereof shall be effective when such information is delivered to the Trustee.

         Section 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                       ARTICLE FOUR - REDEMPTION OF NOTES

         Section 4.01. Applicability of Article. The provisions of this Article shall be applicable to the Notes of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section
3.01 for Notes of such series.

         Section 4.02. Notice of Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Notes of any series in accordance with their terms, it shall fix a Redemption Date and shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to such Redemption Date to the Holder of Notes of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Note Register and to the Trustee. Such mailing shall be by first class mail, postage prepaid. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such series.

         Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the applicable Notes, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Date any interest thereof or on the portions thereof to be redeemed will cease to accrue. If less than all the portions thereof to be redeemed will cease to accrue. If less than all the Notes of a series are to be redeemed the notice of redemption shall specify the numbers of the Notes of such series to be redeemed. In case any Note of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued.

         On or before the Redemption Date state in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on such Redemption Date all the Notes or portions thereof so called for redemption at the applicable Redemption Price, together with accrued interest to such Redemption Date. If the Company is acting as its own Paying Agent, it will segregate such amount and hold it in trust as provided in Section 6.02(11).

         If fewer than all the Notes of a series are to be redeemed the Company will give the Trustee written notice not less than 45 days prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed and the Trustee shall select, not more than 60 days prior to the Redemption Date and in such manner as in its sole discretion it shall deem appropriate and fair, the Notes of such series or portions thereof (in multiples of $1,000, except as otherwise set forth in the applicable form of Note) to be redeemed.

         Section 4.03. Payment of Notes Called for Redemption. If notice of redemption has been given as provided in Section 4.02 or Section 5.03, the Notes or portions of Notes of the series with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, together with any interest accrued to such Redemption Date, and on and after said Redemption Date (unless the Company shall default in the payment of such Notes at the applicable Redemption Price, together with any interest accrued to said Redemption Date) any interest on the Notes or portions of Notes of any series so called for redemption shall cease to accrue. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with any interest accrued thereof to the applicable Redemption Date.

         Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the company, a new Note or Notes of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Note so presented.

                          ARTICLE FIVE - SINKING FUNDS

         Section 5.01. Applicable of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of a series except as otherwise specified as contemplated by Section 3.01 for Notes of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Notes of Notes of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an "optional sinking fund payment."

         Section 5.02. Satisfaction of Mandatory Sinking Fund Payments With Notes. In lieu of making all or any part of any mandatory sinking fund payment with respect to any Notes of a series in cash, the Company may at its option, at any time no more than 16 months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Notes of such series theretofore purchased or otherwise acquired by the Company, except Note of such series which have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Notes of such series; provided that such Notes have not been previously so credited. Such Notes shall be received and certified for such purpose by the Trustee at the Redemption Price specified in such Notes for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

         Section 5.03. Redemption of Notes for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Notes, the Company will deliver to the Trustee a certificate signed by the Treasurer or any Assistant Treasurer of the Company specifying the amount of the next ensuing sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by delivering and crediting Notes of such series pursuant to Section 5.02 (which Notes will accompany such certificate) and whether the Company intends to exercise its rights to make a permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the next succeeding sinking fund payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate (or to deliver the Notes specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Notes of such series subject to a mandatory sinking fund payment without the option to deliver subject to a mandatory sinking fund payment without the option to deliver or credit Notes as provided in Section 5.02 and without the right to make any optional sinking fund payment, if any, with respect to such series.

         Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Notes of any particular series shall be applied by the Trustee (or by the Company if the company is acting as its own Paying gent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of Notes of such class at the Redemption Price specified in such Notes with respect to the sinking fund together with accrued interest, if any, to the applicable Redemption Date. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company if the Company is acting as its own Paying Agent) to the redemption of Notes shall be added to the next cash sinking fund payment received by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 6.02(11)) for such series and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section
5.03. Any and all sinking fund moneys with respect to the Notes of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 6.02(11) on the last sinking fund payment date with respect to Notes of such series and not held for the payment or redemption of particular Notes of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Notes of such series at Maturity.

         The Trustee shall select or cause to be selected the Notes to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 4.02 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 4.02 except that the notice of redemption shall also state that the Notes are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Section 4.03.

         On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, will segregate and hold in trust as provided in Section 6.02(11)) in cash a sum equal to any interest accrued to the Redemption Date for Notes or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

         Neither the Trustee nor the Company shall redeem any Notes of a series with sinking fund moneys or mail any notice or redemption of Notes of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Notes of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Notes of such series, except that if the notice of redemption of any such Notes shall theretofore have been mailed in accordance with the provisions hereof, the Trustee (or the company if the Company is acting as its own Paying Agent) shall redeem such Notes if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Notes of such series; provided, however, that in case of such Event of Default or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Notes of such series on which such moneys may be applied pursuant to the provisions of this Section.

                 SECTION SIX - CERTAIN COVENANTS OF THE COMPANY

         The Company covenants and agrees for the benefit of each series of Notes that on and after the date of execution of this Indenture and so long as any of the Notes of such series remain outstanding:

         Section 6.01. Payment of Notes. The Company will duly and punctually pay or cause to be paid the principal of, the premium, if any, and the interest, if any, on the Notes of such series at the times and places and in the manner provided in such Notes and in the Indenture.

         Section 6.02.  Other Covenants.  The Company--

Office or Agency:

         (1) Will maintain in the City of New York, an officer or agency where notices and demands to or upon the Company in respect of the Notes of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate Trust Office of the Trustee.

         The Company may from time to time designate one or more other offices or agencies (in or outside such cities) where the Notes of such series may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation.

Maintenance of Corporate Existence:

         (2) Will at all times take or cause to be taken all such actions as may from time to time be necessary to maintain, preserve or renew its corporate existence and the corporate existence of its Subsidiaries; provided, however, that nothing in this Section 6.02(2) shall prevent any merger or consolidation permitted by Section 6.02(5) or any termination of the existence of any Subsidiary if such termination is, in the judgment of the company, in the interest of the Company and not disadvantageous to the Holders of the Notes of any series.

Taxes, etc.:

         (3) Will promptly pay and discharge or cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any of its Subsidiaries or upon the income or profits of the Company or any of its Subsidiaries, or upon any property, real, personal or mixed, belonging to the Company or any of its Subsidiaries, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books such reserves, if any, as shall be deemed by it adequate with respect to any such tax, assessment, charge, levy or claim so contested.

Books of Account:

         (4) And its Subsidiaries will keep true books of record and account in which full, true and correct entries in accordance with sound accounting practice will be made of all dealings or transactions in relation to their respective businesses and activities.

Consolidations, Mergers, etc.:

         (5) Will not lease, sell, transfer or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into, any other person, firm or corporation, or permit any other person, firm or corporation to merge into the Company, unless the person, firm or corporation to which such assets shall have been leased, sold, transferred or otherwise disposed of or the corporation formed by such consolidation or the corporation into which the company shall have been merged, as the case may be (any such person, form or corporation, other than the Company, being herein called the "New Company"), shall be a corporation incorporated within the United States of America which shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all of the Notes of each series and the due and punctual performance of all of the covenants and conditions of the Indenture and the Notes of each series, and unless immediately after any such transaction, no default shall exist in the performance of any of the covenants and conditions of the Indenture or the Notes of any series.

Superior Indebtedness:

         (6) Warrants that the Notes of each series are "Superior Indebtedness" of the Company and rank pari passu with all outstanding senior indebtedness. Nothing herein or in the Notes of any series shall be deemed to subordinate the indebtedness evidenced by the Notes of any series to any other indebtedness of the Company.

Other Instruments, etc.:

         (7) From time to time, upon the written request of the Trustee (which the Trustee, subject to Section 9.01, shall be under no obligation to make), will execute, acknowledge and deliver all such further and additional instruments and take all such further action as may be reasonable or may be required to carry out the intention of the Indenture, and to provide for the payment of the Notes of each series, according to the intent and purposes expressed in the Indenture and in the Notes of such series.

Permit no Vacancy in Office of Trustee:

         (8) Whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint a Trustee in the manner provided in Section 9.10, so that there shall be at all times a Trustee with respect to each series of Notes hereunder.

Agreement With Paying Agent:

         (9) If it shall appoint a Paying Agent other than the Trustee with respect to the Notes of any series, it will cause such Paying Agent to execute and deliver to the Trustee, an instrument in which such Paying Agent shall agree with the Trustee subject to the provisions of Section 6.02(10),

                 (a) that it will hold all sums held by it as such Paying Agent for the payment of the principal of, premium, if any, and interest, if any, on the Notes of such series (whether such sums have been paid to it by the Company or by any other obligor on the Notes of such series) in trust for the benefit of the Holders of the Notes of such series, or the Trustee,

                 (b) that it will give the Trustee notice of any default by the Company (or by any other obligor on the Notes of such series) in the making of any payment of the principal of, premium, if any, or interest, if any, on the Notes of such series when the same shall be due and payable, and

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Money for Notes Payments to be Held in Trust:

         (10) If it shall act as its own Paying Agent with respect to the Notes of any series, on or before the due date of the principal of, premium, if any, or interest, if any, on the Notes of such series, will set aside, segregate and hold in trust for the benefit of the Holders of the Notes of such series, or the Trustee, a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will notify the Trustee of such action, or any failure (by it or any other obligor on the Notes of such series) to take such action.

         Whenever the company shall have one or more Paying Agents with respect to the Notes of any series, it will, prior to the due date of the principal of, premium, if any, or interest, if any, on the Notes of such series, deposit with a designated Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee at its Corporate Trust Office of its failure so to act, provided that, anything in Subdivisions (9) and (10) of this Section
6.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided therein is subject to the provisions of Section 13.04.

Financial Statements, etc.:

         (11) Will, beginning with the first April 30 which occurs no less than 60 days following the first date of issuance of any series of Notes under this Indenture,

                 (a) file with the Trustee within four months after the close of each fiscal year (which, until the Company shall otherwise notify the Trustee, shall be deemed to be the twelve months ending December 31, in each year) a consolidated income statement, a consolidated surplus statement and a consolidated balance sheet as of the end of such fiscal year, of the Company and its Subsidiaries, all certified by independent public or certified accountants selected by the Company (who may be the accountants who regularly audit the books of the Company and its Subsidiaries), accompanied by any report or comments by said accountants made in connection with the certification of such statements;

                 (b) file with the Trustee concurrently with the filing of the foregoing financial statements, an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally obtain knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, and stating whether or not they have obtained knowledge of any such default, and, if so, specifying each such default of which the signers have knowledge and the nature thereof; and

                 (c) file with the Trustee concurrently with the filing of such financial statements a written statement of the firm of public or certified accountants who shall have certified such financial statements, addressed to the Company, to the effect that in making the audit necessary to said certification, they have obtained no knowledge of any default which is continuing at the date of such written statement under the Notes or under Section 6.02(3), (4) or (5) of the Indenture, except as specifically indicated, provided, however, that such accountants shall not be liable to anyone by reason of any failure to obtain knowledge of any such default.

         All of the financial statement required by paragraph (11) of this
Section 6.02 to be filed with the Trustee shall be open to inspection during business hours by Holders of the Notes.

         Section 6.03. Waiver. The observance of any provision of this Article Six (except Section 6.01, Section 6.02(6), (8), (9) and Section 6.02) may be waived with respect to any series of the Notes (either generally or in a particular instance and either before or after the time for such observance) if the Company shall have obtained the consent in writing of the holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of all Outstanding Notes of such series.

                   ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

         Section 7.01. Semi-Annual Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee for the notes of each series semi-annually, not less than forty-five days nor more than sixty days after December 15 and June 15 of each calendar year, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Notes of such series obtained since the date as of which the next previous list, if any, was furnished; provided, however, that no such list need be furnished so long as the Trustee is the Note Registrar for such series. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished and need not include information received after such date.

         Section 7.02.  Preservation of Information, etc.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes of each series (1) contained in the most recent list furnished to it as provided in Section 7.01, (2) received by it in the capacity of Paying Agent for such series (if so acting) hereunder and of Note Registrar for such series, and (3) filed with it within two preceding years pursuant to the provisions of paragraph (2) of subsection (c) of Section 7.04.

         The Trustee for any series of the Notes may (1) destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished, (2) destroy any information received by it as Paying Agent for such series (if so acting) hereunder upon delivering to itself as Trustee a list containing the names and addresses of the Holders of Notes of such series obtained from such information since the delivery of the next previous list, if any, (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and (4) destroy any information filed with it by Holders of Notes of such series for the purpose of receiving reports pursuant to the provisions of paragraph (2) of subsection (c) of Section 7.04, but not until two years after such information has been filed with it.

         (b) In case three or more Holders of Notes of any series (hereinafter referred to as "applicants") apply in writing to the Trustee for such series, and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such series or with Holders of Notes of all series for which the Trustee is serving as Trustee with respect to their rights under this Indenture or under such Notes, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election either

                 (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 7.02, or

                 (2) inform such applicants as to the approximate number of Holders of Notes of such series or of all series, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection
         (a) of this Section 7.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Note of such series or all Holders of Notes of series for which it is Trustee, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 7.02 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Notes of such series or of all Holders of Notes, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statements so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Holders of Notes of such series or to all Holders of Notes, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every Holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with the provisions of subsection (b) of this Section 7.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

         Section 7.03. Periodic Reports by Company. (a) The Company covenants and agrees to file with the Trustee for each series of the Notes, within fifteen days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Company covenants and agrees to file with the Trustee for each series of the Notes and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Company covenants and agrees to transmit to all Holders of Notes within thirty days after the filing thereof with the Trustee for each series of the Notes, in the manner and to the extent provided in subsection (c) of Section 7.04 with respect to reports pursuant to subsection (a) of said
Section 7.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section
7.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

         Section 7.04.  Trustee's Reports to Holders.

         (a) Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of any series of Notes under this Indenture, and within 60 days after May 15 in every year thereafter, so long as any Notes are outstanding hereunder, the Trustee for each series of the Notes shall transmit to all Holders of Notes of such series as hereinafter in this
Section 7.04 provided a brief report dated as of such date with respect to:

                 (1) any change to its eligibility under Section 9.09, and its qualifications under Section 9.08, or in lieu thereof, if to the best of its knowledge, it has continued to be eligible and qualified under such Sections, a written statement to such effect;

                 (2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

                 (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes of any series, on any property or funds held or collected by it as Trustee if such advances so remaining unpaid aggregate more than one-half of one per cent of the principal amount of the Notes of any series outstanding on the date of such report;

                 (4) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes of any series) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs
         (2), (3), (4) or (6) of subsection (b) of Section 9.13;

                 (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                 (6) any additional issue of Notes of any series for which it is Trustee which the Trustee has not previously reported; and

                 (7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes of any series, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 9.02.

         (b) The Trustee for each series of the Notes shall transmit to all Holders of Notes of such series, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 7.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Notes of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection if such advances remaining unpaid at any time aggregate more than ten per cent (10%) of the principal amount of Notes of such series Outstanding at such time, such report to be transmitted within ninety days after such time.

         (c) Reports pursuant to this Section 7.04 shall be transmitted by mail:

                 (1) to all registered Holders of Notes, as the names and addresses of such Holders appear in the applicable Note Register;

                 (2) to such Holders of Notes of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

                 (3) except in the cases of reports pursuant to subsection (b) of this Section 7.04, to each Holder of a Note of any series whose name and address is preserved at the time by the Trustee for such series, as provided in subsection (a) of Section 7.02.

         (d) A copy of each such report shall, at the time of such transmission to Holders of Notes of any series, be filed by the Trustee for such series with each stock exchange upon which such Notes are listed and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee for each series when and as any Notes become listed on any stock exchange.

              ARTICLE EIGHT - REMEDIES OF THE TRUSTEE AND HOLDERS
                              ON EVENT OR DEFAULT

         Section 8.01. Events of Default; Effect Thereof. "Event of Default" whenever used herein with respect to Notes of any series means any one of the following events and such other events as may be established with respect to the Notes of such series as contemplated by Section 3.01 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated herein or therein, as the case may be, unless it is either inapplicable to a particular series or it is specifically deleted or modified in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Notes is issued, as the case may be, as contemplated by
Section 3.01:

                 (1) default shall occur in the punctual payment of the principal of and premium, if any, on any Note of such series when and as the same shall become due and payable, at its Maturity, or default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the Notes of such series, or

                 (2) default shall occur in the payment of any installment of interest on any Note of such series as and when the same shall become due and payable, and such default shall continue for thirty days, or

                 (3) default shall occur in the due observance or performance of any other covenant, condition or agreement on the part of the Company in respect of the Notes of such series contained in this Indenture (other than a covenant or agreement in respect of the Notes of such series a default in whose observance is elsewhere in this Section specifically dealt with), and any such default shall continue for sixty days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Company by the Trustee for such series, which may, in its discretion, give such notice and shall do so at the request in writing of the Holders of at least a majority in principal amount of the Notes of such series at the time Outstanding, or

                 (4) by the order of a court of competent jurisdiction a receiver or liquidator or trustee of the Company or of any of the property of the Company shall be appointed and such receiver or liquidator or trustee shall not have been discharged within a period of sixty days, or, by decree of such a court, the company shall be adjudicated bankrupt or insolvent or any substantial part of the property of the Company shall have been sequestered and such decree shall have continued undischarged and unstayed for a period of sixty days after the entry thereof, or a petition to declare bankrupt or to reorganize the Company pursuant to any of the provisions of the Federal Bankruptcy Code, as it now exists, or as it may hereafter be amended, or pursuant to any other similar statute applicable to the Company, as now or hereafter in effect, shall be filed against the company (and, in the case of any such petition filed pursuant to any provision of a statute which requires the approval of such petition by a court, shall be approved by such a court) and shall not be dismissed within sixty days after such filing, or

                 (5) the Company shall file a petition in voluntary bankruptcy under any provision of any bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law, or (without limitation of the generality of the foregoing) the Company shall file a petition or answer or consent seeking relief or assisting in seeking relief for the Company in a proceeding under any of the provisions of the Federal Bankruptcy Code, as it now exists or as it may hereafter be amended, or pursuant to any other similar statute applicable to the Company, as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding, or the Company or its directors or stockholders shall take action looking to the dissolution or liquidation of the Company (except in connection with a consolidation, merger, sale or conveyance pursuant to Article Six hereof), or the Company shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators, of it or of all or any part of its property, or

                 (6) a default shall occur in the payment of any installment of interest, when the same shall become due and payable, on any other series of Notes issued or hereafter issued pursuant to this Indenture or on any other bond, debenture, note or other evidence of indebtedness issued, assumed or guaranteed by the Company and such default shall continue for a period of thirty days, or default shall be made in the payment of the principal of any such other series of Notes or any such other bond, debenture, note or evidence of indebtedness when the same shall become due and payable whether at maturity, by declaration, by call for prepayment, by call for redemption, or otherwise, and the time for payment of such interest or principal shall not have been effectively extended, or

                 (7) any other Event of Default provided in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Notes is issued, as the case may be, as contemplated by Section 3.01.

         If an Event of Default with respect to Notes of any series at the time outstanding shall have occurred and be continuing, then and in each and every such case, unless the principal of all the Notes of such series shall have already become due and payable, either the Trustee for such series or the Holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare the principal amount (or, if the Notes of such series are Original Issue Discount Notes, such portion of the principal amount as may be specified in the terms of that series) and such other amounts representing accrued but unpaid interest on the principal amount of all the Notes of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount (or if the Notes of such series are Original Issue Discount Notes, such portion of the principal amount as may be specified in the terms of such series) and such other amounts representing accrued but unpaid interest on the principal amount of the Notes of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee for such series a sum sufficient to pay all matured installments of interest, if any, and the principal of (and premium, if any, on) any and all Notes of such series which shall have become due otherwise than by acceleration (with interest on such principal and premium, if any, and , so far as payment of the same is enforceable under applicable law, on overdue installments of interest, at the Overdue Rate applicable to such series to the date of such payment or deposit) and all amounts payable to the Trustee pursuant to the provisions of Section 9.07, and any and all defaults under this Indenture with respect to such series of Notes, other than the nonpayment of principal of and accrued interest on Notes of such series which shall have become due by acceleration, shall have been remedied or cured or waived or provision shall have been made therefor to the satisfaction of the Trustee--then and in every such case the Holders of a majority in aggregate principal amount of the Notes of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series and rescind and annual such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereof.

         In the case of the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have ben discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

         Section 8.02. Collection of Indebtedness by Trustee. The Company covenants that (a) in case default shall occur in the payment of any installment of interest on any Note of any series as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (b) in case default shall occur in the payment of the principal of or premium, if any, on any Note of any series when the same shall have become payable, upon Maturity of the Notes of that series or (c) in the case of default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Notes of any series--then upon demand of the Trustee for such series, the Company will pay to the Trustee, for the benefit of the Holder of any such Note (or Holders of any series of Notes in the case of clause (c) above) the whole amount that then shall have become due and payable on any such Note (or Holders of any series of

Notes in the case of clause (c) above) the whole amount that then shall have become due and payable on any such Note (or Notes of any such series in the case of clause (c) above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and, so far as payment of the same is enforceable under applicable law, an overdue installments of interest, at the Overdue Rate applicable to any such Note (or Notes of any such series in the case of clause (c)); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 9.07.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law of in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Note (or Notes of any such series in the case of clause (c)) and collect in the manner provided by law out of the property of the Company or any other obligor on such Notes (or Notes of any such series in the case of clause (c)) wherever situated the moneys adjudged or decreed to be payable.

         The Trustee for any series of the Notes shall be entitled and empowered, either in its own name as trustee of an express trust, or as attorney-in-fact for the Holders of any of the Notes of such series, or in both such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Notes of such series allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings, or any judicial proceedings, relative to the Company or any other obligor on the Notes of such series or its creditors or its property. The Trustee for each series of the Notes is hereby irrevocably appointed (and the successive respective Holders of the Notes of such series, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) and true and lawful attorney-in-fact of the respective Holders of the Notes of such series, with authority to make or file in the respective names of the Holders of the Notes of such series or on behalf of all the Holders of Notes of all series for which it is Trustee, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and do and perform any and all acts and things for and on behalf of such Holders of the Notes of such series, as may be necessary or advisable in the opinion of the Trustee in order to have the respective claim of the Holders of the Notes of such series against the Company or any other obligor on the Notes of such series and/or its property allowed in any such proceedings, and to receive payment of or on property allowed in any such proceedings, and to receive payment of or on account of such claims; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Notes of any series, any plan of reorganization or readjustment of the Company or any other obligor on the Notes of any series, or, by other action of any character in any such proceeding, to waive or change in any way any right of any Holder of any Note of any series even though it may otherwise be entitled so to do under any present or future law, all such power or authorization being hereby expressly denied.

         All rights of action and of asserting claims under this Indenture, or under the Notes of any series, may be enforced by the Trustee for such series without the possession of any of the Notes of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the Holders of the Notes in respect of which such action was taken.

         Section 8.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee for the Notes of any series under or pursuant to, or as authorized or permitted by, this Article Eight, together with any other sums held by the Trustee (as such) hereunder (other than sums held in trust for the benefit of the Holders of particular Notes), shall be applied as follows at the date fixed by the Trustee for distribution of such moneys, upon presentation (except in respect of Subdivision First below) of the several Notes with respect to which such moneys were collected, and stamping thereon of an appropriate legend respecting the payment, of only partially paid, or upon the surrender thereof, if fully paid:

                 FIRST: To the payment of all amounts due the Trustee pursuant to the provisions of Section 9.07;

                 SECOND: In case the principal of such Outstanding Notes shall not have become due and shall not be unpaid, to the payment of the interest, if any, on the Notes of such series in the order of maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee), so far as it may be enforceable under the applicable law, upon the overdue installments at the Overdue Rate applicable to such series, such payments to be made, subject to the provisions of Section 8.08, ratably to the persons entitled thereto without discrimination or preference;

                 THIRD: In case the principal of such Outstanding Notes shall have become due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes of such series for principal, premium, if any, and interest, if any, with interest upon any overdue principal and premium, if any, and also (to the extent that such interest has been collected by Trustee), so far as payment of the same is enforceable under the applicable law, upon any overdue installments of interest, if any, at the Overdue Rate applicable to such series; and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, the, subject to the provisions of Section 8.08, to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal, and premium, if any, or of any installment of interest, if any, over any other installment of interest, if any, or of any Note of such series over any other Note of such series, ratably to the aggregate of such principal, premium, if any, and interest, if any;

                 FOURTH: To the payment of all other amounts payable by the Company under the terms of this Indenture; and

                 FIFTH: To the payment of the surplus, if any, to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         Section 8.04. Limitation on Suits on Indenture; No Limitation on Suits on Notes. No Holder of any





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
Note of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee (or other similar official, or for any other remedy hereunder, unless an Event of Default shall have occurred and be continuing and such Holder previously shall have given to the Trustee for such series written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding shall have made written request upon the Trustee for such series to institute such action, suite or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood an intended, and being expressly covenanted by the taker and Holder of every Note with every other take and Holder and the Trustee for the Notes of each series, that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of such series. for the protection and enforcement of the provisions of this
Section 8.04, each and every Holder of Notes of any series and the Trustee for such series shall be entitled to such relief as can be given either at law or in equity.

         Nothing contained in this Indenture or in the Notes of any series shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of, and premium, if any, and interest, if any, on the Notes of such series at the respective places, at the respective times, at the respective rates, in the respective amounts and in the coin or currently therein and herein prescribed or affect or impair the right of action, which is also absolute and unconditional, of any Holder of any Note to institute suit to enforce such payment at the respective due dates expressed in such Notes, or upon redemption, by declaration, repayment or otherwise as herein provided without reference to, or the consent of, the Trustee or the Holder of any other Note, unless such Holder consents thereto.

         Section 8.05. Remedies Cumulative; Delay not to Impair Rights. All powers and remedies given by this Article Eight to the Trustee for any series of the Notes or to the Holders of such Notes shall, to the extent permitted, by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of such Notes by judicial proceedings or otherwise to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes of such series to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 8.04, every power and remedy given by this Article Eight or by law to the Trustee for any series of the Notes or to Holders of the Notes of such series may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee for such series or by Holders of such Notes. No waiver of any default hereunder shall extend to or affect any other or subsequent default or impair any rights or remedies consequent thereon.

         Section 8.06. Directions by Holders of Notes. The Holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on the Trustee;

         Section 8.07. Undertakings for Costs. All parties to this Indenture agree and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for the Note of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 8.07 shall not apply to any suit instituted by the Trustee for the Notes of any series, to any suit instituted by any Holder of Notes of any series, or group of such Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes of such series, or to any suit instituted by any Holder of Notes for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Note on or after the due date expressed in such Note, on or after the date fixed for redemption or after such Note shall have become due by declaration.

                     ARTICLE NINE - CONCERNING THE TRUSTEE

         Section 9.01.  Certain Duties and Responsibilities.

         (a)  Except during the continuance of an Event of Default,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 9.01;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee for the Notes of any series shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Notes of such series pursuant to Section 8.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Notes of such series; and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 9.02. Notice of Defaults. Within 90 days after the occurrence of a default hereunder with respect to the Notes of any series, the Trustee for such series shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Notes Register for such series, notice of such default hereunder with respect to such series known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest, if any, on any Note of such series or in the payment of any sinking fund installment or analogous obligation with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Notes of such series; and provided, further, that in the case of any default of the character specified in Section 8.01(3) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For purposes of this Section 9.02, the term "default" means any event which is, or after notice of apse of time or both would become, an Event of Default.

         Section 9.03. Certain Rights of Trustee. Except as otherwise provided in Section 9.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribe) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and be written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereof;

                 (e) the Trustee for the Notes of any series shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes of such series pursuant to this Indenture, unless such Holders of Notes of such series pursuant to this Indenture, unless such Holders of Notes shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         Section 9.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

         Section 9.05. May Hold Notes. The Trustee, any Paying Agent, Note Registrar, Authenticating Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 9.08 and Section 9.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

         Section 9.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         Section 9.07.  Compensation and Reimbursement.  The Company agrees

                 (1) to pay to the Trustee for the Notes of each series from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee for the Notes of each series upon its request for all reasonable expenses, disbursement or advance as any be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for the Notes of each series for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

All such payments and reimbursements shall be made with interest at the rate of 6% per annum.

         As security for the performance of obligations of the Company under this Section the Trustee for the Notes of any series shall have al lien prior to the Notes of all series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on Notes of any series.

         Section 9.08. Disqualification; Conflicting Interest. The Trustee for the Notes of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflict in interest as defined in Section 310(b) of the Trust Indenture Act with respect to Notes of any series there shall be excluded this Indenture with respect to the Notes of any particular series of Notes other than that series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

         Section 9.09. Corporate Trustee Required; Eligibility. There shall at all time be a Trustee hereunder for the Notes of each series, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under the laws of the United Stated of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at lease annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation, shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee for the Notes of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Notes of any series issued hereunder.

         Section 9.10.  Resignation and Removal; Appointment of Successor.

                 (a) No resignation or removal of the Trustee for the Notes of any series and no appointment of a successor Trustee for such series pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.

                 (b) The Trustee, or any trustee or trustees hereafter appointed, for the Notes of any series may resign at any time with respect to one or more or all such series of Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee for Notes of any series shall not have been delivered to the Trustee for such series within thirty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series.

                 (c) The Holders of a majority in aggregate principal amount of the Notes of one or more series (each voting as a class) or all series at the time Outstanding for which the Trustee is serving as Trustee may at any time remove the Trustee with respect to any or all such series, as the case may be, and appoint with respect to any or all such series, as the case may be, a successor Trustee by written notice of such action to the Company, the Trustee for the applicable series and the successor Trustee.

                 (d)  If at any time:

                          (1) the Trustee for the Notes of any series shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to such series after written request therefor by the Company or by any Holder of Notes who has been a bona fide Holder of a Note or Notes of such series for at least six months unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 10(b) of the Trust Indenture Act, or

                          (2) the Trustee for the Notes of any series shall cease to be eligible under Section 9.09 with respect to such series and shall fail to resign after written request therefor by the Company or by any Holder of Notes of such series, or

                          (3) the Trustee for the Notes of any series shall become incapable of acting with respect to such series or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a resolution of the Board of Directors may remove the Trustee with respect to such series, or (ii) subject to
                 Section 8.07, any Holder who has been a bona fide Holder of a Note or Notes of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for such series.

                 (e) If the Trustee for the Notes of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Notes of any series for any cause, the Company, by a resolution of the board of Directors, shall promptly appoint a successor Trustee for such incapacity, or the occurrence of such vacancy, a successor Trustee for such series shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Notes of such series shall have been so appointed by the Company or the Holders of the Outstanding Notes of such series and accepted appointment in the manner hereinafter provided, any Holder of a Note of such series who has been such for at lease six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for the Notes of such series.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee for the Notes of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes of such series as their names and addresses appear in the Notes Register for such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 9.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trust and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 9.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         In case of the appointment hereunder of a successor Trustee for the Notes of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee for the Notes of any applicable series shall execute and deliver an indenture hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trust and duties of the predecessor Trustee for the Notes of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such

Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

         No successor Trustee for a series of Notes shall accept its appointment unless at the time of such acceptance such successor Trustee shall with respect to such series be qualified and eligible under this Article.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.11, the Company shall mail notice of the succession of such trustee hereunder to the Holders of Notes of any applicable series at their addresses as they shall appear on the Notes Register. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

         Section 9.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee for the Notes of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee for such series hereunder, provided such corporation shall, with respect to such series, be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes of one or more series shall have been authenticated, but not delivered, by the Trustee for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of such Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name or such successor to the Trustee.

         Section 9.13. Preferential Collection of Claims Against Company. (a) Subject to subsection (b) of this Section 9.13, if the Trustee for the Notes of any series shall be come a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor on the Notes of such series within four months prior to a default, as defined in subsection (c) of this
Section 9.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Notes of such series and the holders of other indenture securities (as defined in subsection (c) of this Section 9.13):

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Section 9.13(a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the Trustee

                 (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereto, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect to claims file against the Company in bankruptcy or receivership or in cases or proceedings for reorganization or for any related or similar purpose pursuant to the Federal Bankruptcy Code or applicable State law;

                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four month period;

                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section
         9.13 would occur within four months; or

                 (D)  to receive payment on any claim referred to in paragraph
         (B) or (C), against the release of any property held as security for such claim provided in paragraph (B), (C) and (D), property substituted after the beginning of such four month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee for the Notes of any series shall be required to account the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders of the Notes of such series and the holders of other indenture securities in such manner that the Trustee, such Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in cases or proceedings for reorganization or for any related or similar purpose pursuant to the Federal Bankruptcy Code or other applicable Federal or State law, the same percentage of their respective claims, figure before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders of such Notes and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or cases or proceedings for reorganization or for any related or similar purpose pursuant to the Federal Bankruptcy Code or other applicable Federal or State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or cases or proceedings for reorganization or for any related or similar purpose is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders of such Notes and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders of such Notes and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed with respect to any series of the Notes after the beginning of such three months period shall be subject to the provisions of this Subsection with respect to such series as though such resignation or removal had not occurred. If any Trustee has so resigned or been removed prior to the beginning of such three months period, it shall be subject to the provisions with respect to such series of this Subsection if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee for such series, occurred after the beginning of such four months period; and

                 (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (b) There shall be excluded from the operation of Subsection (a) of this Section 9.13 a creditor relationship arising from

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereof, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders of the applicable series of Notes at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section 9.13;

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section 9.13.

         (c)  For the purposes of this Section only:

                 (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Securities of the applicable series or upon the other indenture securities when and as such principal or interest becomes due and payable.

                 (2) The term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

                 (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                 (4) The term "self-liquidating paper" means any draft, bill or exchange, acceptance or obligation which is made, drawn negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill or exchange, acceptance or obligation.

                 (5)  The term "Company" means any obligor upon the Notes.

         Section 9.14. Appointment of Authenticating Agent. There shall be an authenticating agent (the "Authenticating Agent") appointed by the Trustee for each series of Notes to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Notes for which it is serving as Trustee. Notes of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee.

         Wherever reference is made in this Indenture to the authentication and delivery of Notes of any series by the Trustee for such series or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series except by way of original issuance by an Authenticating Agent for such series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000, subject to supervision or examination by federal or state authority. ___________________________ is initially designated as the Authenticating Agent for all series of the Notes.

         Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time resign by giving written notice of resignation to the applicable Trustee and to the Company. The Trustee for any series of Notes may at any time terminate the agency of any Authenticating Agent for such series by giving written notice of termination to such Authenticating Agent and to the Company.

         Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14 with respect to one or more or all series of Notes, the Trustee for such series promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Company, and shall give written notice of such appointment to the Company, and the Company shall mail notice of such appointment to all Holders of Notes of such series as the names and addresses of such Holders appear upon the Notes Register for such series. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Trustee for the Notes of such series agrees to pay the Authenticating Agent for such series form time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payment subject to the provisions of Section
8.07. The Authenticating Agent for the Notes of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.

               ARTICLE TEN - CONCERNING THE HOLDERS OF THE NOTES

         Section 10.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Note of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced
(a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Eleven, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.01 of this Indenture prior to such solicitation. If the record date is fixed, those persons who were Holders of Note at such record ate (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent shall be valid or effective for more than 120 days after such record date.

         Section 10.02. Proof of Execution of Instruments by Holders of Securities. Subject to the provisions of Section 9.01, Section 9.03 and
Section 12.05, proof of the execution of any instrument by a Holder of a Note or his agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

         The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction within the United States of America authorized to take acknowledgments of deeds to be recorded in such jurisdiction, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.
         Where such executions is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         The ownership of Notes of any series shall be proved by the Note Register for such series or by a certificate of the Note Register for such series. The record of any Holders' meeting shall be proved in the manner provided in Section 11.06.

         Section 10.04. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Note specified in this Indenture in connection with such action, any Holder of a Note the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or such other Note.

                       ARTICLE ELEVEN - HOLDER'S MEETINGS

         Section 11.01. Purposes of Meetings. A meeting of Holders of Notes of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Eleven for any of the following purposes:

                 (1) to give any notice to the Company or to the Trustee for the Notes of such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Eight;

                 (2) to remove the Trustee for such series and nominate a successor Trustee pursuant to the provisions of Article Nine;

                 (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.01(f); or

                 (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

         Section 11.02. Call of Meetings by Trustee. The Trustee for the Notes of any series may at any time call a meeting of Holders of Notes of such series to take any action specified in Section 11.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or such other Place of Payment, as the Trustee for such series shall determine. Notice of every meeting of the Holders of Notes of any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Notes of such series in the manner and to the extent provided in Section 14.03. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

         Section 11.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Outstanding Notes of any or all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of Notes or any or all series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee for such series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in the Borough of Manhattan or other Place of Payment for such meeting and may call such meeting to take any action authorized in Section 11.01, by giving notice thereof as provided in Section 11.02.

         Section 11.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a person shall be (a) Holder of one or more Notes with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the Notes of the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

         Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for the Notes of any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Notes of such series, in regard to proof of the holding of Notes of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Notes of such series as provided in Section 11.03, in which case the Company or the Holders calling the meeting as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         Subject to the proviso in the definition of "Outstanding", at any meeting each Holder of Notes with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each 1,000 (in the currency or currency unit in which such Notes are denominated) principal amount (in the case of Original Issue Discount Notes, such principal amount to be determined as provided in the definition of "Outstanding") of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Note challenged as no Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes of such series held by him or instruments in writing aforesaid duly designating him a the person to vote on behalf of other Holders of such series. At any meeting of Holders, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of such Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Notes with respect to which a meeting was duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Holders of Notes with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. the record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 11.07. No Delay of Rights by Meeting. Nothing in this Article Eleven contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes of any series.

                    ARTICLE TWELVE - SUPPLEMENTAL INDENTURES

         Section 12.01. Supplemental Indentures. The Company, when authorized by a resolution of its Board of Directors, and the Trustee for the Notes of any or all series may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                 (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company under the Indenture and the Notes;

                 (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of all or any series of Notes as its Board of Directors and the Trustee for such series shall consider to be for the protection of the Holders of such Notes;

                 (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interests of the Holders of any Notes;

                 (d) to establish the form or terms of Notes of any series as permitted by Section 3.01;

                 (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than on Trustee, pursuant to the requirements of Section 9.11; or

                 (f) if and to the extent authorized by the written consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Notes of each series affected by such supplemental indenture, to make such other changes in or additions to or eliminations from the Indenture as such Holders and the Company may deem necessary or advisable; provided, however, that no such supplemental indenture shall (a) without the consent of the Holder of each Outstanding Note of each such series affected thereby,

                          (1) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Note of such series, or reduce the principal amount thereof or the premium, if any, or the rate of interest, if any, thereon or change the place of payment, or the coin or currency in which any Note of such series or any premium or interest thereon is payable, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 8.01 or adversely affect the right of prepayment, if any, at the option of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                          (2) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                          (3)  modify any of the provisions of this Section or
                 Section 6.03, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Note of such series affected thereby, or

                          (4) subordinate the indebtedness evidenced by the Notes to any other indebtedness of the Company,

         or (b) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

         Any such supplemental indenture, and this Indenture as so supplemented, shall conform to the requirements of the Trust Indenture Act of 1939, as amended and in force at the date of execution of such supplemental indenture.

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

         The Trustee with respect to any series of Notes affected by such supplemental indenture is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but such Trustee shall not be obligated to enter into any such supplemental indenture which affects such Trustee's own rights, duties or immunities under this Indenture or otherwise.

         For purposes of this Section, if the Notes of any series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Notes of such series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such series shall be entitled to rely on an Offers' Certificate as to the principal amount of Notes of such series in respect of which consents shall have been executed by holders of such warrants.

         Section 12.02. Notice of Supplemental Indenture. Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 12.01(f), the Company shall transmit by mail to all Holders of any series of Notes affected by such supplemental indenture, as their names and addresses appear in the Note Register for such series, a notice setting forth in general terms the substance of such supplemental indenture.

         Section 12.03. Effect of Supplemental Indenture. Upon the Execution of any supplemental indenture pursuant to the provisions of this Article Twelve, this Indenture shall be and be deemed to be modified and amended in accordance therewith, but only with regard to the Notes of each series affected by such supplemental indenture, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee for the Notes of such series, the Company and Holders of any Notes of such series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes with regard to the Notes of such series.

         Section 12.04. Notation on Notes. Notes of any series affected by any supplemental indenture which are authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article Twelve may bear a notation in form approved by the Trustee for such series as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.

         Section 12.05. Issuance of Notes by Successor Corporation. In case the Company shall be consolidated with or merged into any other corporation or corporations, or shall convey or transfer all or substantially all its property as an entirety, the successor corporation formed by such consolidation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid, upon causing to be executed and delivered the supplemental indenture referred to in Section 12.01(a), shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part and in all of the Notes as obligor, and thereupon and thereafter such successor corporation may cause to be executed, either in its own name or in the name of Associates First Capital Corporation, and delivered to the appropriate Trustee for authentication, any or all of the Notes issuable hereunder; and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, the Trustee for the Notes of the appropriate series shall authenticate an deliver any Notes of such series which shall have been previously executed and delivered by the Company to the Trustee for authentication, and any Notes which such successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose. Such change in phraseology and form (but not in substance) may be made in such

Notes as may be appropriate in view of such consolidation or merger or conveyance or transfer. all such Notes when issued by such successor corporation shall in all respects have the same legal rank as the Notes theretofore or thereafter authenticated and delivered in accordance with the terms of this Indenture and issued, as though all of such Notes had been issued at the date of the execution hereof.

          ARTICLE THIRTEEN - SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

         Section 13.01. Satisfaction and Discharge. If (a) the Company shall deliver to the Trustee for the Notes of any series for cancellation all Notes of all series for which such Trustee is Trustee theretofore authenticated (other than any Notes of any such series which shall have been destroyed, lost or stolen) and not theretofore cancelled, or (b) all the Notes of all such series not theretofore cancelled or delivered to the applicable Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangement satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the Notes of all such series (other than any Notes which shall have been destroyed, lost of stolen and in lieu of or substitution for which other Notes shall have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including principal due or to become due to such date of Maturity or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to all such series (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for, and the Trustee, on demand of the Company accompanied by an Officers' Certificate, complying with the provisions of Section 1.03, stating that all conditions precedent relating to the satisfaction and discharge of the Indenture with respect to all such series (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) have been complied with, and an Opinion of Counsel, complying with the provisions of
Section 1.03, stating that in the opinion of such counsel such conditions precedent have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to all such series (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

         Section 13.02. Application of Monies. All moneys deposited with the Trustee for the Notes of any series pursuant to Section 13.01 shall be held in trust by the Trustee and applied by it to the payment, either directly or through any Paying Agent for such series (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, or all sums due and to become due thereon for principal, premium, if any, and interest, if any.

         Section 13.03. Repayment of Moneys by Paying Agents. Except as provided in Section 13.04, upon the satisfaction and discharge of this Indenture with respect to the Notes of any series all moneys with respect to such series then held by any Paying Agent for such series under the provisions of this Indenture shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent shall





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
be released from all further liability with respect to such moneys.

         Section 13.04. Unclaimed Moneys. Any moneys deposited with the Trustee for the Notes of any series for the payment of the principal of, premium, if any, or interest, if any, on Notes of such series and which shall not be applied but shall remain unclaimed by the Holders of Notes of such series for six years after the date upon which such payment shall have become due and payable, shall be repaid to the Company by the Trustee on demand; and the Holder of any such Notes entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that the Trustee, before making any such repayment, shall at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an Authorized Newspaper, a notice that said moneys have not bee so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

                  ARTICLE FOURTEEN - MISCELLANEOUS PROVISIONS

         Section 14.01. Limitation of Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.

         Section 14.02. Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         Section 14.03. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders as their names and addresses appear in the Note Register within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any





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
particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         Section 14.04. Addresses for Notices. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee for the Notes of any series or by the Holders of Notes of any series on the Company may be given or served by registered mail addressed (until another address is filed by the Company with the Trustee) as follows:
ASSOCIATES CORPORATION OF NORTH AMERICA, Attention Chairman of the Board, 250
E. Carpenter Freeway, Irving, Texas 75062. Any notice, direction, request or demand by any Holder of Notes of any series to or upon the Trustee for such series shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office of such Trustee. Any notice or demand required or permitted under this Indenture shall be in the English language, except that any published notice may be in the official language of the country of publication.

         Section 14.05. Cross Reference. All references herein to "Articles" and other subdivisions are to the corresponding Articles or other subdivisions of this Indenture; references by the symbol "Section " are to corresponding sections of this Indenture; and the words "herein", "hereof", "hereby", "hereunder", "hereinbefore" and "hereinafter" and other words of similar purport refer to this Indenture generally and not to any particular Article, section or other subdivision hereof.

         Section 14.06. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 14.07. Headings Note to Affect Construction. The headings of the Articles, Sections and other subdivisions hereof herein are for convenience only and shall not affect the construction hereof.

         Section 14.08. Trust Indenture Act to Govern. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         Section 14.09. Legal Holidays. In any case where the date of maturity of interest on or principal of (or premium, if any) on the Notes or the date fixed for redemption or repayment of any Note shall not be a Business Day at any Place of Payment with respect to Notes of that series then (notwithstanding any other provisions of this Indenture or of the Note payment of such interest on or principal of (or premium, if any, on) the Notes need not be made on such date in such Place of Payment but may be made on the next succeeding Business Day in such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, as the case may be, and no interest shall accrue for the period from and after such date.

         Section 14.10. APPLICABLE LAW. THIS INDENTURE AND EACH NOTE FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.





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
         First Interstate Bank of Texas, N.A., hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, ASSOCIATES FIRST CAPITAL CORPORATION has caused this Indenture to be signed and acknowledged by the Chairman of the Board, and Vice Chairman, its President or any Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and First Interstate Bank of Texas, N.A., has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the day and year first written above.

                                          ASSOCIATES FIRST CAPITAL
                                          CORPORATION



                                          By:
                                             ---------------------------------
                                                 Executive Vice President




                                          Attest:
                                                 -----------------------------
                                                 Assistant Secretary



                                          FIRST INTERSTATE BANK OF TEXAS,
                                          N.A.



                                          By:
                                              --------------------------------
                                                 Vice President



                                          Attest:
                                                 -----------------------------
                                                 Trust Officer




STATE OF TEXAS            )
COUNTY OF DALLAS          ) ss.:

       On the ______ day of ________________, 1995, before me personally came _________________________________________ , to me known, who being by me duly sworn, did depose and say that he resides at ________________________________________ _________; that he is Executive Vice
President of ASSOCIATES FIRST CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[SEAL]

                                          -------------------------------------
                                          Notary Public

                                          My Commission expires
                                                                --------------,

STATE OF TEXAS            )
COUNTY OF DALLAS          ) ss.:

            On the ______ day of ________________, 1995, before me personally came ______________________________________ ___, to me known, who being by me duly sworn, did depose and say that he resides at _____________________________ ____________; that he is a Vice President of _________________________________,
one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the by-laws of said corporation; and that he signed his name thereto by like authority.

[SEAL]

___________________________________________
Notary Public

My Commission expires _____________________.